INTELLECTUAL PROPERTY AND BUSINESS ASSET ACQUISITION, STRATEGIC COMMERCIALIZATION & SHARE CONSIDERATION AGREEMENT
ALPHEGA INNOVATIONS CORPORATION | SUMMIT STRATEGIC HOLDINGS CONFIDENTIAL - NOVEMBER 3, 2026

This INTELLECTUAL PROPERTY AND BUSINESS ASSET ACQUISITION, STRATEGIC COMMERCIALIZATION & SHARE CONSIDERATION AGREEMENT (the “Agreement”) is entered into as of November 3, 2026 (the “Effective Date”) between Alphega Innovations Corporation, a Wyoming corporation (“AIC” or “Buyer”), and Summit Strategic Holdings, legal entity name, formation jurisdiction and registration number to be confirmed (“SSH” or “Seller”).

RECITALS

WHEREAS, Summit Strategic Holdings (“SSH”) develops and commercializes intellectual property, proprietary business concepts, technologies, and strategic frameworks in intelligent cities, sustainable communities, advanced technologies, and integrated economic ecosystems, including the Smart City, Terra City, TerraSmart™, and Quinary City™;

WHEREAS, these concepts have evolved through the combined efforts of various technology, engineering, urban development, and strategic partners, which SSH has commercialized into a unified, adaptable platform for different SPVs;

WHEREAS, through its development and commercialization activities, SSH owns certain proprietary intellectual property, business models, methodologies, commercial frameworks, know-how, and related assets, together with certain contractual and commercialization rights (collectively, the “Underlying Platform”), as identified in Schedule A; and

WHEREAS, leveraging the Underlying Platform, SSH has developed a customized integrated IP and business commercialization platform for Alphega Innovations Corporation (“AIC”) known as “Alphega Quinary City™” (the “AIC Platform”), incorporating proprietary business architecture, strategic methodologies, commercialization models, and technology integration frameworks, as described in the Alphega Quinary City SPV Business Plan (the “Business Plan”);

WHEREAS, the AIC Platform is intended to provide a scalable and replicable framework for the development, promotion, implementation, management, and long-term operation of intelligent and sustainable communities, integrating artificial intelligence, digital infrastructure, advanced technologies, sustainable development solutions, innovation ecosystems, and lifecycle services;

WHEREAS, SSH desires to sell, assign, and transfer to AIC, and AIC desires to purchase and acquire, the specified intellectual property, proprietary business assets, and transferable commercialization rights comprising the AIC Platform, enabling AIC, directly or through its subsidiaries or special-purpose vehicles, to further develop, customize, promote, market, license, and commercialize the platform under the Alphega Quinary City™ and Terra City brands, and such other branding as AIC may adopt, subject to applicable third-party intellectual property and trademark rights;

WHEREAS, AIC recognizes the strategic and commercial potential of the AIC Platform and intends to utilize the acquired intellectual property, business assets, and commercialization rights to establish and expand its business activities in intelligent infrastructure, sustainable communities, technology integration, development management, and related commercial services;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein, the issuance of AIC common shares as provided in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS

“AIC Platform” means the customized and integrated intellectual property and business commercialization platform developed by SSH for AIC under the name “Alphega Quinary City™,” including the Business Plan and the Acquired Assets identified in Schedule A, intended for further development, promotion, licensing, and commercialization by AIC.

“Acquired Intellectual Property and Business Assets” or “Acquired Assets” means the intellectual property, proprietary business assets, original works, business concepts, commercial architectures, methodologies, operating frameworks, models, plans, documented know-how, and related rights expressly identified in Schedule A as either (i) “SSH-Owned - Assigned,” being assets owned by SSH and assigned to AIC, or (ii) “Mandated Rights - Authorized Transfer or License,” being rights of participating owners that SSH is authorized to arrange for assignment or licensing to AIC under the applicable written instruments. Mandated assets are transferred only to the extent authorized by their respective rights holders. Excluded or reference materials are not Acquired Assets.

“Closing Package” means the documents, assets, instruments, and supporting evidence specified in Schedule C.

“Excluded Third-Party IP” means intellectual property independently owned by technology providers, engineering participants, development partners, or other third parties that is not expressly assigned or licensed to AIC under the applicable written agreements.

“Licensed Rights” means intellectual property, technology, trademarks, know-how, or other commercial rights expressly licensed or sublicensed to AIC pursuant to this Agreement or a separate written instrument identified in Schedule A, including rights arranged by SSH under a participating owner’s mandate where duly authorized.

“Milestone Deliverables” means the post-Closing deliverables specified in Schedule B.

“Underlying Platform” means the integrated business, technology, development, and commercialization framework associated with the Smart City, Terra City, TerraSmart™, and Quinary City™ initiatives, comprising proprietary elements developed or owned by SSH together with complementary concepts, technologies, and resources contributed by or associated with independent third parties.

2. PURCHASE AND SALE OF INTELLECTUAL PROPERTY AND BUSINESS ASSETS

2.1 Purchase and Assignment. Subject to the terms and conditions of this Agreement, at Closing, SSH hereby sells, assigns, transfers, and conveys to AIC all of SSH’s right, title, and interest in the assets identified in Schedule A as “SSH-Owned - Assigned,” including associated transferable intellectual property rights. For assets identified as “Mandated Rights - Authorized Transfer or License,” SSH shall arrange the assignment or licensing of the applicable rights through duly authorized instruments executed by the relevant rights holders or otherwise legally effective authorizations. No independently owned third-party asset shall be deemed assigned by SSH solely by virtue of its commercialization mandate. Assigned rights shall be worldwide, perpetual, and exclusive only to the extent specified in the applicable assignment instruments, subject to disclosed restrictions and encumbrances.

2.2 Delivery and Documentation. SSH shall deliver to AIC the Acquired Assets in reasonably complete electronic and editable formats, including available supporting documentation, technical and commercial materials, business models, operating frameworks, and related records. SSH shall execute such additional assignments, confirmations, and other instruments as may reasonably be necessary to evidence, perfect, or give effect to the transfer of the Acquired Assets.

2.3 Commercialization and Branding Rights. AIC shall have the perpetual and worldwide right to use, reproduce, modify, adapt, enhance, integrate, develop, market, promote, distribute, license, sublicense, and otherwise commercialize the Assigned Acquired Assets, directly or through its subsidiaries, affiliates, special-purpose vehicles, and authorized commercial partners, without further consent from or additional compensation to SSH, except as expressly provided in this Agreement. Such rights include the ability to develop and commercialize the AIC Platform under the Alphega Quinary City™ and Terra City™ brands and other branding adopted by AIC, provided that use of any independently owned third-party trademarks or intellectual property shall be subject to the applicable licenses or authorizations.

2.4 Licensed and Third-Party Rights. To the extent that any component of the Underlying Platform is owned by a third party or is otherwise not legally assignable by SSH, such component shall not be deemed transferred by this Agreement unless the applicable rights holder has executed an appropriate assignment or other legally effective authorization. Any Licensed Rights included in the transaction shall be expressly identified in Schedule A and supported by written licenses, sublicenses, or other applicable instruments specifying their scope, duration, permitted uses, and transferability.

2.5 Independent Commercialization Authority and Post-Closing Relationship. SSH shall maintain the authority necessary to arrange the transfer or licensing of the applicable rights identified in Schedule A. SSH’s underlying mandates, business relationships, and third-party arrangements shall remain independent of AIC and shall not form part of this Agreement. Following Closing, AIC shall independently own and commercialize the acquired rights, and SSH shall have no continuing operational, management, or commercialization obligations except as expressly provided herein or mutually agreed in writing.

2.6 Retained Rights. Except for rights expressly transferred or licensed under this Agreement, SSH and the applicable third-party rights holders shall retain their respective intellectual property and other proprietary rights. Nothing herein shall be construed as transferring ownership of independently owned technologies, land, physical developments, government approvals, project contracts, or other assets not specifically identified in Schedule A.

3. AUTHORITY, TITLE AND THIRD-PARTY RIGHTS

3.1 Ownership and Mandated Authority. SSH represents and warrants that it owns certain Acquired Assets and holds commercialization mandates for others identified in Schedule A. SSH may assign its owned assets and arrange the transfer or licensing of mandated assets to AIC, subject to applicable authorizations and required consents.

3.2 Collaborative Development and Third-Party Contributions. The Underlying Platform incorporates contributions of independent parties. SSH may contribute its owned proprietary assets and coordinate the transfer or licensing of additional rights within the scope of its written mandates. No third-party ownership interest passes to AIC without a legally effective assignment, license, or other written rights-holder authorization.

3.3 Intellectual Property Documentation. SSH shall provide a reasonably complete Schedule A identifying each asset or right, the owner, SSH’s ownership or mandate basis, proposed assignment or license treatment, material restrictions, and required consents. Available ownership records, assignments, licenses, and authorizations shall support the applicable Closing transfers. SSH shall retain its underlying third-party mandates separately.

3.4 No Conflicting Rights. SSH represents and warrants, to its knowledge after reasonable inquiry and except as disclosed in Schedule A, that transfers of SSH-owned assets and the mandated arrangements SSH undertakes within their authorized scope will not violate binding agreements or known third-party rights. SSH does not warrant title to independently owned third-party assets.

3.5 Further Assurances. SSH shall reasonably cooperate with AIC following Closing in executing additional documents, confirming ownership or authorization, and completing such other formalities as may reasonably be necessary to give effect to the transfer of the Acquired Assets and Licensed Rights contemplated by this Agreement.

4. BUSINESS SCOPE AND COMMERCIAL PURPOSE

The AIC Platform constitutes an integrated intellectual property and business commercialization framework intended to support the development, promotion, implementation, management, and long-term operation of intelligent, sustainable communities and interconnected economic ecosystems.

The platform incorporates proprietary business methodologies, development and commercialization strategies, technology integration frameworks, operating models, and related business assets, together with authorized applications of complementary technologies and development concepts.

Its contemplated commercial activities include strategic feasibility and master planning, project origination, development and program management, artificial intelligence and digital infrastructure integration, sustainable infrastructure solutions, innovation and enterprise development, systems integration, maintenance, lifecycle operations, and replication across multiple geographic markets.

AIC may pursue these activities directly or through designated subsidiaries, special-purpose vehicles, joint ventures, licensing arrangements, and other commercial structures, subject to applicable laws, corporate approvals, and third-party contractual rights.

The Parties acknowledge that the AIC Platform is intended to function as a scalable and adaptable business and services platform and does not, by itself, constitute ownership of any particular city, development site, physical infrastructure, government concession, or independently owned third-party technology.

5. CLOSING; INITIAL CONSIDERATION

5.1 Purchase Consideration

Subject to satisfaction of the Closing conditions set forth in Section 5.2, AIC shall issue 1,500,000 shares of its common stock (the “Initial Shares”) to SSH as consideration for the acquisition of the intellectual property, proprietary business assets, and associated commercialization rights identified in Schedule A.

The Initial Shares shall be issued upon completion of the Closing requirements and delivery of the applicable transfer documentation, subject to the corporate and securities-law requirements set forth in this Agreement.

5.2 Closing conditions

The Parties intend to complete Closing promptly, subject to the following conditions:

(a) Both Parties execute this Agreement and substantially finalized Schedule A, with Schedules B–C completed or supplemented as mutually agreed;

(b) SSH delivers the principal Acquired Assets and reasonably sufficient documentation evidencing its ownership or authority to transfer the rights included at Closing. Supplementary documentation, confirmations, and nonessential third-party authorizations may be delivered after Closing as mutually agreed;

(c) AIC obtains the necessary corporate authorization and confirms the availability of shares for issuance;

(d) The issuance of shares complies with applicable securities laws, including an effective registration statement or available exemption, and SSH provides required investor representations; and

(e) Any outstanding administrative matters, supplemental documentation, or nonmaterial deliverables may be completed after Closing within mutually agreed periods.

The Parties may waive or defer nonessential conditions by mutual written agreement, provided that no waiver shall eliminate any mandatory legal requirement or authorize the transfer of rights without the necessary legal authority.

5.3 Nature of Consideration and Accounting

The Initial Shares constitute consideration for the acquisition of the intellectual property, proprietary business assets, and associated commercialization rights identified in Schedule A. The Initial Shares are not consideration for SSH’s separate third-party mandates or for speculative future project awards, financing transactions, or commercial returns.

AIC shall evaluate and account for the transaction in accordance with applicable U.S. GAAP, based on the substance of the acquired assets, their supported fair value, and the relevant contractual arrangements.

6. ADDITIONAL MILESTONE SHARES

6.1 Additional Milestone Consideration

In addition to the Initial Shares, AIC shall issue up to 1,000,000 additional shares of AIC common stock to SSH upon satisfactory completion and written acceptance of the distinct Milestone Deliverables specified in Schedule B, subject to applicable corporate approvals and securities-law requirements.

The Milestone Shares shall be allocated as follows:

(a) 400,000 shares upon completion and delivery of the Integrated Technology and Intellectual Property Framework Package;

(b) 300,000 shares upon completion and delivery of the SPV Business and Commercialization Framework Package; and

(c) 300,000 shares upon completion and delivery of the Commercial Launch and Platform Handover Package.

Each milestone shall be evaluated independently based on the deliverables and acceptance criteria set forth in Schedule B. The applicable Milestone Shares shall be issued within thirty (30) days following written acceptance of the corresponding Milestone Deliverables, subject to satisfaction of applicable corporate and securities-law requirements.

6.2 Milestone Deliverables

The Milestone Deliverables shall be separate from the Acquired Assets delivered at Closing and shall be completed and accepted in accordance with Schedule B and Section 7. Any material modification to the scope of the Milestone Deliverables shall require the written agreement of both Parties.

6.3 Additional Transactions

Additional business plans, independently valuable IP, projects, commercial contracts, acquisitions or strategic opportunities introduced by SSH may support further equity or other consideration only under a separate, AIC-board-approved written agreement identifying actual consideration, valuation, approvals and securities-law treatment. No automatic entitlement, minimum or unlimited preauthorization is created.

7. DELIVERY, REVIEW AND ACCEPTANCE

SSH shall deliver the applicable Milestone Deliverables identified in Schedule B in electronic format, together with the relevant supporting materials reasonably necessary for AIC to review and confirm completion.

AIC shall have fifteen (15) business days following receipt to accept the applicable Milestone Deliverables in writing or provide a written notice identifying any material deficiencies. SSH shall have twenty (20) business days to address such deficiencies, and AIC shall have ten (10) business days to review the resubmitted materials.

Acceptance shall not be unreasonably withheld where the applicable acceptance criteria have been satisfied. Any disagreement concerning acceptance shall first be referred to the Parties’ authorized representatives for resolution.

To the extent any Milestone Deliverables include intellectual property or proprietary business materials developed specifically for AIC, SSH shall assign the applicable transferable rights to AIC upon written acceptance of the relevant Milestone Deliverables, and the corresponding Milestone Shares shall be issued in accordance with Section 6, subject to applicable corporate and securities-law requirements.

8. COMMERCIALIZATION AND CORPORATE CONTROL

8.1 Commercialization Rights

AIC shall have the right to develop, promote, market, license, and commercialize the AIC Platform and the Assigned Acquired Assets directly or through its subsidiaries, special-purpose vehicles, joint ventures, and authorized commercial partners, subject to applicable laws and third-party rights.

8.2 Branding and Market Development

AIC may commercialize the AIC Platform under the Alphega Quinary City™ and Terra City brands, together with other branding adopted by AIC, to the extent the applicable trademark and branding rights are owned by AIC, assigned under this Agreement, or otherwise properly licensed or authorized.

8.3 SPV Structure

AIC may establish an AIC-controlled special-purpose vehicle or other subsidiary to undertake business development, project origination, technology integration, implementation coordination, licensing, and lifecycle operations associated with the AIC Platform, subject to AIC’s applicable corporate approval procedures.

8.4 Corporate Authority

AIC shall retain authority over the governance, capitalization, financing, strategic direction, commercial agreements, and operations of its subsidiaries and special-purpose vehicles. SSH shall have no authority to bind AIC, issue AIC securities, dispose of AIC assets, or independently establish transaction economics on behalf of AIC without express written authorization.

8.5 Additional Commercial Arrangements

Any royalties, revenue-sharing arrangements, project participation rights, management fees, or other compensation not expressly provided under this Agreement shall require a separate written agreement duly authorized by AIC. Nothing herein shall modify the rights or obligations of independent third parties under separate agreements to which AIC is not a party.

9. REPRESENTATIONS AND RISK ALLOCATION

9.1 Intellectual Property Representations

SSH represents and warrants that:

(a) Ownership and Mandated Authority. SSH represents and warrants that it owns certain Acquired Assets and holds commercialization mandates for others identified in Schedule A. SSH may assign its owned assets and arrange the transfer or licensing of mandated assets to AIC, subject to applicable authorizations and required consents;

(b) To SSH’s knowledge after reasonable inquiry, the assignment and intended use of the Acquired Assets as expressly contemplated by this Agreement will not infringe or misappropriate the intellectual property rights of any third party;

(c) SSH has disclosed in Schedule A all material ownership restrictions, existing licenses, competing rights, and third-party consents known to SSH that may materially affect AIC’s intended use of the Acquired Assets; and

(d) SSH has not knowingly granted any rights that would materially impair the ownership or commercialization rights expressly conveyed to AIC under this Agreement.

9.2 Commercial Limitations

SSH does not guarantee that the AIC Platform will result in completed development projects, government approvals, financing commitments, commercial contracts, particular revenue levels, profitability, or specified investment returns. Illustrative financial projections and development scenarios contained in the Business Plan or supporting materials are not contractual warranties.

9.3 Regulatory Requirements

Any activities involving engineering, architecture, construction, regulated utilities, digital assets, securities, tokenization, artificial intelligence, personal data, or other regulated services shall be undertaken only in accordance with applicable laws, approvals, and professional requirements.

10. SECURITIES; ACCOUNTING; DISCLOSURE

Shares shall be issued only under valid corporate authorization and an effective registration statement or available exemption; absent lawful free tradability, they shall be restricted securities with appropriate legends and transfer-agent controls. SSH shall deliver subscription/investment representations and beneficial ownership information reasonably required. AIC shall determine required SEC disclosures, related-party analysis if relevant, fair-value support and accounting recognition in consultation with its counsel and auditors.

AIC and SSH shall reasonably cooperate in providing documentation necessary to support the accounting, valuation, corporate authorization, and disclosure requirements applicable to the transaction, including information concerning the nature, ownership, transferability, and commercial application of the Acquired Assets. Neither Party shall be required to adopt an accounting classification or valuation that is inconsistent with applicable accounting standards or the underlying economic substance of the transaction.

11. CONFIDENTIALITY AND PUBLIC STATEMENTS

Each Party shall protect nonpublic information using reasonable care and disclose it only to authorized recipients under confidentiality obligations, subject to legal disclosures. Neither Party may announce a completed transfer of third-party IP or use another owner’s marks without authority. AIC may make legally required public-company disclosures.

Following Closing, AIC may publicly describe its acquisition, ownership, development, and commercialization of the AIC Platform and the Acquired Assets, subject to applicable securities laws, confidentiality obligations, and third-party intellectual property rights. SSH shall not make public statements purporting to bind AIC or announcing transactions, financing commitments, or project awards on behalf of AIC without AIC’s prior written authorization, except as required by law.

12. TERM; TERMINATION; SURVIVAL

12.1 Continuing Effect. The acquisition and assignment of the Acquired Assets shall become effective upon Closing and shall remain in effect in accordance with the terms of this Agreement.

12.2 Milestone Deliverables. The Milestone Deliverables shall be completed and accepted in accordance with Sections 6 and 7 and Schedule B. Either Party may terminate the affected outstanding Milestone Deliverables upon a material breach by the other Party that remains uncured for thirty (30) days following written notice specifying the breach. Such termination shall not affect any Milestone Deliverables previously completed and accepted.

12.3 Effect of Termination. Termination of any outstanding Milestone Deliverables shall not affect AIC’s ownership of Acquired Assets validly transferred under this Agreement or any Milestone Shares previously earned and validly issued. Milestone Shares attributable to any terminated and uncompleted Milestone Deliverables shall not become payable, unless otherwise agreed in writing.

12.4 Survival. The provisions concerning intellectual property ownership, representations and warranties, confidentiality, indemnification, and dispute resolution shall survive Closing or termination to the extent applicable. Licensed Rights shall remain subject to their respective license agreements.

13. INDEMNITY AND LIMITATIONS

Each Party shall indemnify the other against third-party claims to the extent caused by its material breach, fraud, willful misconduct, unauthorized commitments or infringement by materials it supplied, excluding losses caused by the indemnitee. Neither Party guarantees commercial success. Except for fraud, willful misconduct, IP misappropriation, confidentiality breaches and non-excludable liability, neither Party shall be liable for speculative lost profits or indirect consequential damages. No monetary liability cap is agreed.

SSH shall indemnify AIC against losses, damages, liabilities, and reasonable legal expenses arising from third-party claims resulting from SSH’s material breach of its representations concerning ownership, authority to transfer, or infringement of intellectual property rights in the Assigned Acquired Assets, subject to the limitations and exclusions expressly provided in this Agreement.

14. GENERAL

14.1 Independent Parties. The Parties are independent contracting parties. Nothing in this Agreement shall be construed to create a partnership, joint venture, agency, fiduciary relationship, or employment relationship between the Parties.

14.2 Amendments. Any amendment, modification, or supplement to this Agreement shall be effective only if made in writing and executed by duly authorized representatives of both Parties. Any additional issuance of AIC securities shall remain subject to applicable corporate approvals and securities laws.

14.3 Assignment and Transfer. Neither Party may assign its obligations under this Agreement without the prior written consent of the other Party, except as otherwise expressly provided herein. AIC may assign, transfer, license, sublicense, or otherwise commercialize the Acquired Assets and associated rights, directly or through its subsidiaries, affiliates, special-purpose vehicles, or successors, subject to applicable restrictions on Licensed Rights. Any assignment of contractual obligations shall not release the assigning Party from its obligations unless otherwise agreed in writing.

14.4 Notices. All notices required or permitted under this Agreement shall be made in writing and delivered to the respective addresses or email contacts designated by the Parties in the execution section, or to such other contact information as either Party may subsequently designate by written notice.

14.5 Counterparts and Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one agreement.

Electronic signatures shall have the same legal effect as original signatures to the extent permitted by applicable law.

14.6 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, without regard to its conflict-of-law principles. The Parties consent to the exclusive jurisdiction of the state and federal courts located in Wyoming for any dispute arising out of or relating to this Agreement.

14.7 Entire Agreement. This Agreement, together with its executed schedules and any documents expressly incorporated herein, constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior discussions, negotiations, and understandings between them relating to such subject matter. Nothing herein shall modify or supersede the rights or obligations of third parties under separate agreements to which AIC is not a party.

14.8 Severability. If any provision of this Agreement is determined to be invalid or unenforceable, the remaining provisions shall continue in full force and effect, provided that the essential commercial purpose of this Agreement is not materially affected.

14.9 Further Assurances. Each Party shall execute and deliver such additional documents and take such reasonable actions as may be necessary to give effect to the transactions expressly contemplated by this Agreement.

EXECUTION

ALPHEGA INNOVATIONS CORPORATION	SUMMIT STRATEGIC HOLDINGS
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:
Notice email:	Notice email:

Execution note: Complete all bracketed fields and ownership/consent evidence, and obtain AIC securities counsel and auditor review before signature, share issuance or public disclosure.

SCHEDULE A - ACQUIRED INTELLECTUAL PROPERTY, BUSINESS ASSETS AND COMMERCIALIZATION RIGHTS

Schedule A distinguishes (i) SSH-owned assets assigned directly to AIC; (ii) rights held by participating owners that SSH is mandated to commercialize and may arrange to transfer or license only with the required written authorizations; and (iii) excluded or reference-only third-party materials. The applicable ownership, consent, and transfer documentation shall be identified in the Closing Package; SSH shall retain any underlying mandates separately. A commercialization mandate alone does not convey title to independently owned third-party intellectual property.

Asset Category	Rights Classification / Treatment
Alphega Quinary City SPV Business Plan and original SSH-owned content	SSH-Owned - Assigned
SSH-owned commercialization frameworks and methodologies	SSH-Owned - Assigned
SSH-owned business models, operating architecture and replication methodologies	SSH-Owned - Assigned
SSH-owned strategic planning, project qualification and development management materials	SSH-Owned - Assigned
SSH-owned financial and commercial models, templates and supporting documentation	SSH-Owned - Assigned
SSH-owned improvements and derivative works	SSH-Owned - Assigned
Terra City branding	SSH-Owned - Assigned, subject to title verification
Quinary City™ / TerraSmart™ branding	Mandated Rights - Licensed only with rights-holder authorization
Third-party engineering and technology IP	Third-Party IP - Excluded or separately licensed
Existing regional project concepts and references	Reference materials only - No transfer
Additional third-party concepts, methodologies or project-related rights specifically listed in an executed rights-holder instrument	Mandated Rights - Authorized Transfer or License; rights-holder instrument required

SCHEDULE B - POST-CLOSING DELIVERABLES AND MILESTONES

Milestone 1 - Integrated Technology and Intellectual Property Framework Package

Share Consideration: 400,000 AIC Common Shares

Completion and delivery of an AIC-specific integrated framework package organizing and adapting the acquired business architecture, technology integration concepts, intellectual property framework, and commercialization methodologies into a consolidated reference package for AIC’s intended commercial applications, together with supplementary explanatory materials and updated framework documentation developed following Closing.

Acceptance Criteria: Delivery of the completed framework documentation and supporting materials in electronic format, reasonably consistent with the Business Plan and the Acquired Assets identified in Schedule A.

_______________________________________________________________________

Milestone 2 - SPV Business and Commercialization Framework Package

Share Consideration: 300,000 AIC Common Shares

Completion and delivery of an AIC-specific business and commercialization framework covering the proposed SPV structure, business model, principal service lines, strategic development approach, commercial applications, and potential partnership arrangements associated with the AIC Platform.

Acceptance Criteria: Delivery of the completed business and commercialization framework, including the proposed SPV operating concept and commercialization roadmap, in electronic format.

_______________________________________________________________________

Milestone 3 - Commercial Launch and Platform Handover Package

Share Consideration: 300,000 AIC Common Shares

Completion and delivery of the AIC-branded commercialization package, including consolidated business presentation materials, platform positioning, proposed commercial applications, market-development materials, and final organization and handover of the relevant platform documentation.

Acceptance Criteria: Delivery of the completed commercialization materials and organized platform documentation in electronic format, suitable for AIC’s subsequent adaptation and commercial use, subject to applicable intellectual property and branding rights.

_______________________________________________________________________

General Provisions

Each milestone shall be considered completed upon delivery and written acceptance of the applicable documentation package in accordance with Section 7 of the Agreement.

The Milestone Deliverables shall be distinct from the assets delivered at Closing and shall be evaluated based on the applicable documentation and materials specified above.

Any changes to the scope of the Milestone Deliverables shall be mutually agreed upon in writing by the Parties.

SCHEDULE C - CLOSING PACKAGE AND EVIDENCE

1.Executed Agreement and finalized signed asset inventory (Schedule A).

2.Final identified October 2026 Business Plan and native/editable files, including annexes and original materials being sold.

3.Executed intellectual property and other applicable asset assignment documentation covering the Acquired Assets identified in Schedule A.

4.SSH entity and signatory authority documents.

5.Evidence reasonably sufficient to establish SSH’s authority to arrange the applicable rights, together with executed rights-holder consents or transfer/license instruments required for assets included at Closing. SSH’s underlying mandates remain separate and are not incorporated into this Agreement.

6.AIC board authorization and share availability confirmation.

7.Securities exemption and investor representation documentation.

8.Fair-value/accounting support and transfer-agent issuance instructions.

9.Completed notice contacts, effective date, and other applicable execution details.

SCHEDULE D - BUSINESS PLAN / TECHNOLOGY FRAMEWORK REFERENCE

The acquired Business Plan describes a site-neutral, exportable development and services business with stages: origination and feasibility; concept and master planning; engineering/design coordination; implementation and systems integration; commissioning; maintenance and operations; expansion and global replication. Technology concepts include AI-native services, GIS/BIM/digital twins, IoT and LoRaWAN connectivity, smart mobility and utilities, renewable energy, sustainable construction, smart hospitality, enterprise incubation and optional regulated digital participation. These are proposed capabilities and commercial frameworks, not representations that AIC acquires independently owned underlying technology or operating project assets.

The AIC Platform represents an integrated commercialization framework incorporating proprietary business architecture, development and operating methodologies, and related intellectual property acquired from SSH, together with authorized applications of complementary technologies and services. AIC may further develop, adapt, promote, and commercialize the acquired platform under the branding and rights arrangements expressly established under this Agreement. References to third-party technologies, development initiatives, or project concepts shall not independently constitute an assignment of ownership or a guarantee of commercial implementation.